Exhibit 99.1

BIMINI CAPITAL MANGEMENT ANNOUNCES FIRST QUARTER 2013 RESULTS

VERO BEACH, Fla. (May 13, 2013) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2013. Discussions related to the “Company”, refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated variable interest entity (“VIE”).  References to “Bimini Capital,” the “Parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

First Quarter 2013 Highlights

•	Net loss of $2.8 million attributed to Bimini Capital, or $0.26 per common share.
•	Book value per share of $0.10
•	MBS portfolio remains 100% invested in agency MBS
•	Completed intitial public offering of Orchid Island Capital, Inc., raising $35.4 million
•	Company to discuss results on Wednesday, May 15, 2013, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid Island Capital, Inc. (“Orchid”) completed an initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  The Company acted as sponsor to Orchid by agreeing to fund all underwriting, legal and other costs of the offering. Through March 31, 2013, the Company incurred costs of approximately $3.2 million related to this offering.  Upon closing of the offering, Bimini owned approximately 29.38% of Orchid’s outstanding common stock.

At the closing of the offering, Orchid entered into a management agreement with Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, which provides for an initial term through February 20, 2016 with automatic one-year extension options and is subject to certain termination rights.  Under the terms of the management agreement, Bimini Advisors will be responsible for administering the business activities and day-to-day operations of Orchid.  Bimini Advisors will receive a monthly management fee in the amount of:

•	1/12 of 1.5% of the first $250,000,000 of Orchid’s equity, as defined in the management agreement;
•	1/12 of 1.25% of Orchid’s equity that is greater than $250,000,000 and less than or equal to $500,000,000; and
•	1/12 of 1.00% of Orchid’s equity that is greater than $500,000,000.

Orchid is obligated to reimburse the Company for any direct expenses incurred on its behalf.  In addition, once Orchid’s equity equals $100,000,000, Bimini Capital will begin allocating to Orchid its pro rata portion of certain overhead costs, as defined in the management agreement, which will also be reimbursed to the Company.

Subsequent to Orchid’s IPO and as of March 31, 2013, management has concluded Orchid is a VIE because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through March 31, 2013, the Company has continued to consolidate Orchid in its Consolidated Financial Statements even though, as of March 31, 2013, Bimini owns 29.38% of the outstanding common shares of Orchid.

The noncontrolling interests reported in the Company’s Consolidated Financial Statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests is presented in the equity section of the balance sheet, separate from equity attributed to Bimini Capital.  Net income of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities in this section, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “Parent-Only” information along with the consolidated presentation provides useful information to the reader about all of the activities attributable to the shareholders of Bimini Capital.

Details of First Quarter 2013 Results of Operations

Selected unaudited consolidated and Parent-Only results for the three month period ended March 31, 2013 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net loss	$(2,771)	$(2,771)
Net portfolio interest income (loss)	1,032	(180)
Net loss on mortgage-backed securities	(412)	(483)
Audit legal and other professional fees	3,398	171
Compensation and related benefits	431	399
Other operating, general and administrative expenses	471	288
Gainson retained interests in securitizations	1,985	-

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”), and the structured MBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  The PT MBS sub-portfolio is encumbered under repurchase agreement funding, while the structured MBS sub-portfolio is not.  As a result of being encumbered, the PT MBS sub-portfolio requires the Company to maintain cash balances to meet price and/or prepayment related margin calls from lenders.

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The tables below detail the changes to the respective sub-portfolios during the quarter for both the Consolidated Company and Parent-Only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2012	$158,396,450	$5,244,440	$4,514,117	$9,758,557	$168,155,007
Securities Purchased	296,048,722	18,808,886	-	18,808,886	314,857,608
Securities Sold	(68,209,737)	-	-	-	(68,209,737)
Gain on Sale	59,953	-	-	-	59,953
Return on Investment	n/a	(1,396,552)	(885,966)	(2,282,518)	(2,282,518)
Pay-downs	(7,810,834)	n/a	n/a	n/a	(7,810,834)
Premium Lost Due to Pay-downs	(495,473)	n/a	n/a	n/a	(495,473)
Mark to Market Gains (Losses)	(336,996)	584,239	(223,848)	360,391	23,395
Market Value - March 31, 2013	$377,652,085	$23,241,013	$3,404,303	$26,645,316	$404,297,401

Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2012	$48,791,891	$2,360,029	$1,623,513	$3,983,542	$52,775,433
Securities Purchased	6,198,844	-	-	-	6,198,844
Securities Sold	(10,453,854)	-	-	-	(10,453,854)
Loss on Sale	(39,972)	-	-	-	(39,972)
Return on Investment	n/a	(407,609)	(379,665)	(787,274)	(787,274)
Pay-downs	(3,213,130)	n/a	n/a	n/a	(3,213,130)
Premium Lost Due to Pay-downs	(235,724)	n/a	n/a	n/a	(235,724)
Mark to Market Gains (Losses)	(174,358)	147,817	(180,653)	(32,836)	(207,194)
Market Value - March 31, 2013	$40,873,697	$2,100,237	$1,063,195	$3,163,432	$44,037,129

The tables below present the allocation of capital between the respective portfolios at March 31, 2013 and December 31, 2012, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2013.   Capital Allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the return on invested capital in the PT MBS and structured MBS portfolios was approximately 1.4% and 1.8%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately 1.5%.

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For Parent-Only, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (2.9)% and (5.5)%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (3.9)%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2013
Market Value	$377,652,085	$23,241,013	$3,404,303	$26,645,316	$404,297,401
Cash equivalents and restricted cash*	6,778,399	-	-	-	6,778,399
Repurchase Agreement Obligations	(355,230,870)	-	-	-	(355,230,870)
Total	29,199,614	$23,241,013	$3,404,303	$26,645,316	$55,844,930
% of Total	52.3%	41.6%	6.1%	47.7%	100.0%
December 31, 2012
Market Value	$158,396,450	$5,244,440	$4,514,117	$9,758,557	$168,155,007
Cash equivalents and restricted cash*	7,268,616	-	-	-	7,268,616
Repurchase Agreement Obligations	(150,294,174)	-	-	-	(150,294,174)
Total	15,370,892	$5,244,440	$4,514,117	$9,758,557	$25,129,449
% of Total	61.2%	20.9%	18.0%	38.8%	100.0%

*Amount excludes restricted cash of $105,331 and $164,445 at March 31, 2013 and December 31, 2012 related to trust preferred debt funding hedges.

Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2013
Market Value	$40,873,697	$2,100,237	$1,063,195	$3,163,432	$44,037,129
Cash equivalents and restricted cash*	1,857,348	-	-	-	1,857,348
Repurchase Agreement Obligations	(38,785,000)	-	-	-	(38,785,000)
Total	3,946,045	$2,100,237	$1,063,195	$3,163,432	$7,109,477
% of Total	55.5%	29.5%	15.0%	44.5%	100.0%
December 31, 2012
Market Value	$48,791,891	$2,360,029	$1,623,513	$3,983,542	$52,775,433
Cash equivalents and restricted cash*	4,235,054	-	-	-	4,235,054
Repurchase Agreement Obligations	(46,353,000)	-	-	-	(46,353,000)
Total	6,673,945	$2,360,029	$1,623,513	$3,983,542	$10,657,487
% of Total	62.6%	22.1%	15.2%	37.4%	100.0%

*Amount excludes restricted cash of $105,331 and $164,445 at March 31, 2013 and December 31, 2012 related to trust preferred debt funding hedges.

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Returns for the Quarter (Consolidated)
Income / (loss) (net of repo cost)	$1,466,123	$(26,024)	$(161,895)	$(187,919)	$1,278,204
Realized and unrealized gains / (losses)	(772,517)	584,239	(223,847)	360,392	(412,125)
Hedge losses**	(481,300)	n/a	n/a	n/a	(481,300)
	$212,306	$558,215	$(385,742)	$172,473	$384,779
Return on Invested Capital for the Quarter	1.4%	10.6%	(8.5)%	1.8%	1.5%

Returns for the Quarter (Parent-Only)
Income / (loss) (net of repo cost)	$252,804	$(91,183)	$(94,493)	$(185,676)	$67,128
Realized and unrealized gains / (losses)	(450,054)	147,817	(180,653)	(32,836)	(482,890)
Hedge gains**	2,625	n/a	n/a	n/a	2,625
	$(194,625)	$56,634	$(275,146)	$(218,512)	$(413,137)
Return on Invested Capital for the Quarter	(2.9)%	2.4%	(16.9)%	(5.5)%	(3.9)%

** Excludes gains of $5,738 associated with trust preferred funding hedges.

Prepayments

For the quarter, the Company received $10.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 23.9% for the first quarter of 2013.  The Parent received $4.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 28.80% for the first quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows: (in CPR)

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8
December 31, 2012	5.0	36.8	28.0	7.7	34.3	28.0
September 30, 2012	8.8	34.9	26.7	15.0	32.3	28.1
June 30, 2012	1.1	36.4	34.7	2.0	33.7	32.4
March 31, 2012	6.5	28.9	23.0	5.0	27.6	25.4

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Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of March 31, 2013 and December 31, 2012:
(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2013
Adjustable Rate MBS	$18,225	4.5%	3.33%	263	1-Sep-35	3.37	9.76%	2.00%
Fixed Rate MBS	230,039	56.9%	3.26%	276	1-Mar-43	NA	NA	NA
Hybrid Adjustable Rate MBS	129,388	32.0%	2.66%	355	1-Feb-43	106.92	7.66%	1.99%
Total Mortgage-backed Pass-through	377,652	93.4%	3.06%	303	1-Mar-43	94.13	7.92%	1.99%
Interest-Only Securities	23,241	5.8%	3.95%	249	25-Dec-42	NA	NA	NA
Inverse Interest-Only Securities	3,404	0.8%	6.12%	301	25-Nov-40	NA	6.32%	NA
Total Structured MBS	26,645	6.6%	4.23%	256	25-Dec-42	NA	NA	NA
Total Mortgage Assets	$404,297	100.0%	3.13%	300	1-Mar-43	NA	NA	1.99%
December 31, 2012
Adjustable Rate MBS	$20,857	12.4%	3.27%	267	1-Sep-35	5.91	9.73%	2.00%
Fixed Rate MBS	49,846	29.6%	3.21%	180	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	87,693	52.2%	2.75%	356	1-Nov-42	99.58	7.75%	1.98%
Total Mortgage-backed Pass-through	158,396	94.2%	2.96%	289	1-Nov-42	81.58	8.13%	1.98%
Interest-Only Securities	5,244	3.1%	3.79%	213	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	4,515	2.7%	6.10%	301	25-Nov-40	NA	6.31%	NA
Total Structured MBS	9,759	5.8%	4.86%	254	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$168,155	100.0%	3.07%	287	1-Nov-42	NA	NA	NA

(in thousands)
	March 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$270,803	66.98%	$163,116	97.00%
Freddie Mac	107,758	26.65%	3,396	2.02%
Ginnie Mae	25,736	6.37%	1,643	0.98%
Total Portfolio	$404,297	100.00%	$168,155	100.0%

Entire Portfolio	March 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.33	$105.74
Weighted Average Structured Purchase Price	$7.59	$6.00
Weighted Average Pass Through Current Price	$105.29	$105.89
Weighted Average Structured Current Price	$9.86	$5.84
Effective Duration (1)	2.532	0.703

(1) Effective duration of  2.532 indicates that an interest rate increase of 1.0% would be expected to cause a 2.532% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2013.  An effective duration of  0.703 indicates that an interest rate increase of 1.0% would be expected to cause a 0.703% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges.

Portfolio (Parent-Only)

The following tables summarize the Parent-Only MBS portfolio as of March 31, 2013 and December 31, 2012:
(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2013
Adjustable Rate MBS	$11,740	26.7%	2.86%	268	1-Aug-35	4.1	9.61%	2.00%
Fixed Rate MBS	12,231	27.8%	3.05%	173	1-Feb-28	NA	NA	NA
Hybrid Adjustable Rate MBS	16,903	38.4%	2.96%	353	1-Sep-42	109.4	7.96%	1.94%
Total Mortgage-backed Pass-through	40,874	92.8%	2.96%	275	1-Sep-42	66.24	8.63%	1.97%
Interest-Only Securities	2,100	4.8%	4.03%	287	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,063	2.4%	6.06%	289	25-Nov-40	NA	6.27%	NA
Total Structured MBS	3,163	7.2%	4.71%	288	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$44,037	100.0%	3.08%	276	1-Sep-42	NA	NA	1.97%
December 31, 2012
Adjustable Rate MBS	$14,326	27.1%	2.86%	271	1-Aug-35	7.03	9.59%	2.00%
Fixed Rate MBS	6,258	11.9%	3.00%	171	1-Apr-27	NA	NA	NA
Hybrid Adjustable Rate MBS	28,208	53.4%	2.86%	354	1-Sep-42	97.62	7.86%	1.94%
Total Mortgage-backed Pass-through	48,792	92.5%	2.88%	306	1-Sep-42	67.11	8.44%	1.96%
Interest-Only Securities	2,360	4.5%	4.11%	290	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,623	3.1%	6.06%	287	25-Nov-40	NA	6.27%	NA
Total Structured MBS	3,983	7.5%	4.91%	288	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$52,775	100.0%	3.03%	305	1-Sep-42	NA	NA	NA

(in thousands)
	March 31, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$42,135	95.68%	$49,882	94.52%
Freddie Mac	941	2.14%	1,251	2.37%
Ginnie Mae	961	2.18%	1,642	3.11%
Total Portfolio	$44,037	100.00%	$52,775	100.0%

Entire Portfolio	March 31, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$106.19	$105.91
Weighted Average Structured Purchase Price	$4.37	$4.59
Weighted Average Pass Through Current Price	$105.64	$106.07
Weighted Average Structured Current Price	$4.08	$4.26
Effective Duration (1)	(0.573)	(0.404)

(1) Effective duration of -0.573 indicates that an interest rate increase of 1.0% would be expected to cause a 0.573% increase in the value of the MBS in the Parent’s investment portfolio at March 31, 2013.  An effective duration of -0.404 indicates that an interest rate increase of 1.0% would be expected to cause a 0.404% increase in the value of the MBS in the Parent’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges.

Financing, Leverage and Liquidity

As of March 31, 2013, the Company had outstanding repurchase obligations of approximately $355.2 million with a net weighted average borrowing rate of 0.42%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $375.2 million.  The Company’s leverage ratio at March 31, 2013 was 10.7 to 1. At March 31, 2013, the Company’s liquidity was approximately $34.8 million, consisting of unpledged MBS and cash and cash equivalents.

As of March 31, 2013, the Parent had outstanding repurchase obligations of approximately $38.8 million with a net weighted average borrowing rate of 0.42%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $41.0 million.  At March 31, 2013, the Parent’s liquidity was approximately $5.0 million, consisting of unpledged MBS and cash and cash equivalents.

Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2013.

(in thousands)
Repurchase Agreement Obligations (Consolidated)
				Weighted
	Total			Average
	Outstanding	% of	Amount	Maturity
Counterparty	Balances	Total	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$107,287	30.2%	$6,075	18
Suntrust Robinson Humphrey, Inc.	56,359	15.9%	3,347	15
The PrinceRidge Group, LLC	51,927	14.6%	3,035	21
CRT Capital Group, LLC	45,277	12.7%	2,513	2
Cantor Fitzgerald & Co.	30,048	8.5%	1,640	5
Pierpont Securities, LLC	22,224	6.3%	961	67
South Street Securities, LLC	21,587	6.1%	1,161	6
Mizuho Securities USA, Inc.	15,464	4.4%	785	4
KGS - Alpha Capital Markets, L.P.	5,058	1.3%	425	1
	$355,231	100.0%	$19,942	16

(in thousands)
Repurchase Agreement Obligations (Parent-Only)
				Weighted
	Total			Average
	Outstanding	% of	Amount	Maturity
Counterparty	Balances	Total	at Risk(1)	(in Days)
Suntrust Robinson Humphrey, Inc.	$16,884	43.5%	$986	5
The PrinceRidge Group, LLC	15,999	41.3%	940	15
Pierpont Securities, LLC	5,902	15.2%	309	24
	$38,785	100.0%	$2,235	12

(1)	Equal to the fair value of securities sold plus accrued interest receivable, minus the sum of repurchase agreement liabilities and accrued interest payable.

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Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  The tables below present information related to outstanding Eurodollar futures positions at March 31, 2013.

(in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.37%	$280,000	$(246)	0.37%	$21,000	$(243)
2014	0.48%	250,000	14	0.48%	26,000	(394)
2015	0.75%	250,000	(98)	0.75%	26,000	(190)
2016	1.29%	250,000	(155)	1.05%	26,000	(54)
2017	1.99%	250,000	(300)	-	-	-
	0.99%		$(785)	0.60%		$(881)

(in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.37%	$30,000	$(300)	0.37%	$21,000	$(243)
2014	-	-	-	0.48%	26,000	(394)
2015	-	-	-	0.75%	26,000	(190)
2016	-	-	-	1.05%	26,000	(54)
	0.37%		$(300)	0.60%		$(881)

(1)	Open equity represents the cumulative gains / (losses) recorded on open futures positions.

Dividends

During the three months ended March 31, 2013, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on the Company’s results of operations, financial conditions, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  In August 2011, the Company announced that it would suspend its quarterly dividend and no distributions have been made since.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, the Company is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

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REIT Taxable Income and Net Operating Losses

REIT taxable income/(loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. The Company's REIT taxable income/(loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, the Company is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of the Company's REIT taxable income. Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company's dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income after deducting qualifying dividends and the application of NOL’s (in that order), a REIT may avoid excise taxes solely by application of available NOL’s without paying qualifying dividends to stockholders.  Because Bimini Capital had a $13.8 million NOL’s as of December 31, 2012, in the future it could avoid excise taxes by applying such NOL’s against REIT taxable income without making any distributions to stockholders.  Further, the REIT could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders may be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2013 was $0.10. Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2013, the Company's consolidated equity was $36.4 million inclusive of noncontrolling interests of $35.4 million, with 10,633,116 Class A Common shares outstanding.

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Management Commentary

Commenting on the Company's first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The first quarter of 2013 hopefully represented a turning point for Bimini.  We were able to complete the IPO of Orchid in February and bring needed additional assets under management as a result.  Orchid’s Board may look to  raise additional capital at Orchid when and if the opportunity arises.  We will continue to run the portfolio of Orchid as we have in the past, and as we have with Bimini’s portfolio as well.  As for the market, conditions remain difficult.  The economies of both the US and Europe continue to struggle to grow and generate needed jobs.  Until they do central banks, including that of Japan, will continue to do all they can to keep interest rates down. In the US, we have the added influence of the Federal Reserve which has been buying $40 billion of Agency MBS a month since last September.  The government’s HARP program has been extended for another two years and has proven to be very successful.  The flip side is that refinancing activity on most higher coupon mortgages remains elevated.  We have been able to avoid high prepayments on our pass-through portfolio and hopefully will continue to manage do so without paying high premiums for the securities that provide this protection.  Our structured portfolio is out of necessity exposed to high prepayments since we look for these securities for outperformance when and if rates rise, especially if rates were to rise materially, since our pass-through portfolio would be exposed. We will continue to manage the portfolios in this fashion until the environment changes.”

Mr. Cauley continued, “We are hopeful the steps taken to get Orchid Island Capital off the ground will be worth the time and resources incurred to do so.  We are also hopeful we have laid the groundwork for Bimini to take the next step in its recovery from the effects of the financial crisis and our unfortunate experience with our former mortgage company.”

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2013, and December 31, 2012, and the unaudited consolidated statements of operations for the calendar quarters ended March 31, 2013 and March 31, 2012.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)
	3/31/2013	12/31/2012	% Change
ASSETS
Mortgage-backed securities	$404,297	$168,155	140.4%
Cash equivalents and restricted cash	6,884	7,433	(7.39)%
Accrued interest receivable	1,670	719	132.3%
Retained interests	4,551	3,336	36.4%
Other assets	7,705	7,710	(0.06)%
Total Assets	$425,107	$187,353	126.9%

LIABILITIES AND EQUITY
Repurchase agreements	$355,231	$150,294	136.4%
Junior subordinated notes	26,804	26,804	-
Other liabilities	6,663	6,738	(1.11)%
Total Liabilities	388,698	183,836	111.4%
Stockholders' equity	1,045	3,517	(70.29)%
Noncontrolling interests	35,364	-	-
Total Equity	36,409	3,517	935.2%
Total Liabilities and Equity	$425,107	$187,353	126.9%
Class A Common Shares outstanding	10,633,116	10,616,912
Book value per share	$0.10	$0.33

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BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
	For the calendar quarter ended
	3/31/2013	12/31/2012	% Change	3/31/2012	% Change
Interest income	$1,526	$751	103.2%	$1,239	23.2%
Interest expense	(247)	(151)	(63.6)%	(74)	(233.8)%
Net interest income, before interest on junior subordinated notes	1,279	600	113.2%	1,165	9.8%
Interest expense on junior subordinated notes	(247)	(257)	3.9%	(265)	6.8%
Net interest income	1,032	343	200.9%	900	14.7%
Losses	(887)	(1,073)	17.3%	(459)	(93.2)%
Net portfolio income (deficiency)	145	(730)	119.9%	441	(67.1)%
Other income	1,982	119	1,565.5%	1,694	17.0%
Expenses	(4,337)	(1,305)	(232.3)%	(1,296)	(234.6)%
Net (loss) income	$(2,210)	$(1,916)	(15.3)%	$839	(363.4)%
Net income attributed to noncontrolling interests	561	-		-
Net income attributed to Bimini Capital Management, Inc.	(2,771)	(1,916)	(44.6)%	839	(430.3)%

Basic and Diluted Net (loss) income Per Share of:
CLASS A COMMON STOCK	$(0.26)	$(0.18)		$0.08
CLASS B COMMON STOCK	$(0.26)	$(0.18)		$0.08

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters ended March 31, 2013 and March 31, 2012.  In the Parent-Only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income using the equity method.  Parent-Only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s Consolidated Financial Statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(PARENT-ONLY)
($ in thousands)
	3/31/2013	12/31/2012	% Change
ASSETS
Mortgage-backed securities	$44,037	$52,775	(16.56)%
Cash equivalents and restricted cash	1,963	4,399	(55.38)%
Accrued interest receivable	229	278	(17.63)%
Investment in subsidiaries and due from subsidiaries	15,537	14,587	6.5%
Other assets	5,048	5,036	0.2%
Total Assets	$66,814	$77,075	(13.31)%

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$38,785	$46,353	(16.33)%
Junior subordinated notes	26,804	26,804	-
Other liabilities	180	401	(55.11)%
Total Liabilities	65,769	73,558	(10.59)%
Stockholders' Equity	1,045	3,517	(70.29)%
Total Liabilities and Stockholders' Equity	$66,814	$77,075	(13.31)%

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BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)
(in thousands)
	For the calendar quarter ended
	3/31/2013	12/31/2012	% Change	3/31/2012	% Change
Interest income	$113	$278	(59.4)%	$480	(76.5)%
Interest expense	(45)	(56)	19.6%	(23)	(95.7)%
Net interest income, before interest on junior subordinated notes	68	222	(69.4)%	457	(85.1)%
Interest expense on junior subordinated notes	(247)	(258)	4.3%	(265)	6.8%
Net interest income	(179)	(36)	(397.2)%	192	(193.2)%
Portfolio losses	(475)	(601)	21.0%	(534)	11.0%
Net portfolio loss	(654)	(637)	(2.7)%	(342)	(91.2)%
Equity in earnings (losses) of subsidiaries	(1,294)	(514)	(151.8)%	1,959	(166.1)%
Other income	35	64	(45.3)%	59	(40.7)%
Expenses	(858)	(829)	(3.5)%	(837)	(2.5)%
Net (loss) income	$(2,771)	$(1,916)	(44.6)%	$839	(430.3)%

	Consolidated		Parent-Only
	Three Months Ended		Three Months Ended
Key Balance Sheet Metrics	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Average MBS	$286,226,206	$106,374,348	$48,406,281	$35,788,966
Average repurchase agreements	252,762,522	85,629,040	42,569,000	26,472,312
Average stockholders' equity	19,963,052	5,818,485	2,280,978	5,818,485

Key Performance Metrics
Average yield on MBS	2.13%	4.66%	0.93%	5.36%
Average cost of funds	0.39%	0.34%	0.43%	0.34%
Average economic cost of funds	1.15%	0.81%	0.40%	1.49%
Average interest rate spread	1.74%	4.32%	0.50%	5.02%
Average economic interest rate spread	0.98%	3.85%	0.53%	3.87%

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

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Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, May 15, 2013, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 64380557.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com